UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 28, 2007

Date of Report (Date of earliest event reported)

TNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32033	36-4430020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File No.)	Identification No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191-1406

(Address of principal executive offices and zip code)

(703) 453-8300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

See “Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant” for a description of the senior secured credit facility that Transaction Network Services, Inc., a wholly-owned subsidiary of Registrant, as Borrower, Registrant, as a Credit Party, the several financial institutions from time to time party thereto, as Lenders, and General Electric Capital Corporation, as Agent, L/C Issuer and a Lender, entered into on March 28, 2007 (the “Credit Facility”).  GECC Capital Markets Group, Inc. acted as sole Lead Arranger for the Credit Facility.  Registrant and its subsidiaries entered into the Credit Facility to refinance its existing senior secured credit facility, to fund the payment of special dividend of approximately $98.4 million by Registrant to holders of its common stock and common stock equivalents (the “Special Dividend”), to pay the fees and expenses in connection with the Special Dividend and to provide Registrant and its subsidiaries working capital financing and funds for other general corporate purposes.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On March 28, 2007, the Registrant and Transaction Network Services, Inc. (collectively referred to as the “Company”) entered into the Credit Facility, which consists of two facilities:  a senior secured term loan facility in an aggregate principal amount of $225,000,000 (the “Term Facility”) and a senior secured revolving credit facility in an aggregate principal amount of $15,000,000 (the “Revolving Facility”).  Pursuant to the Credit Facility, $225,000,000 of term loans were made to the Company to refinance its existing senior secured credit facility, to fund the payment of a Special Dividend of approximately $98.4 million, and to pay the fees and expenses in connection therewith.  No amount was drawn down on the Revolving Facility at closing, and the full principal amount of the Revolving Facility remains available to the Company.  The Credit Facility may also be used to provide the Company working capital financing and funding for general corporate purposes.  A copy of the Credit Agreement is attached to this report as Exhibit 99.1.

The Term Facility provides for a seven-year maturity and amortizes via quarterly installments of $562,500 with the balance due at maturity.  The Revolving Facility provides for a six-year maturity.  Interest on the outstanding balances under the Revolving Facility is payable, at the Company’s option, at a rate equal to the higher of the Wall Street Journal published “base rate on corporate loans posted by at least 75% of the nation’s largest banks” or the federal funds rate plus 50 basis points (the “Base Rate”), in each case, plus a margin ranging from 0.00% to 0.75% depending on the Company’s  ratio of funded debt to EBITDA (the “Leverage Ratio”), or at the London Interbank Offered Rate (“LIBOR”), plus a margin ranging from 1.00% to 1.75%, depending on the Leverage Ratio.  Interest on the outstanding balances under the Term Facility is payable, at the Company’s option, at the Base Rate plus a margin ranging from 0.50% to 0.75%, or at LIBOR plus a margin ranging from 1.50% to 1.75%, depending on the Leverage Ratio.

With respect to any loan to which the Base Rate is applicable, interest is payable on the first business day of each calendar quarter to occur while the loan is outstanding.  With respect to any loan to which LIBOR is applicable, interest is payable on the last day of the LIBOR period unless the LIBOR period is greater than three months in which case interest would be payable at three month intervals and on the last day of the applicable LIBOR period.

The Revolving Facility is subject to an annual commitment fee in an amount equal to between 0.375% and 0.5% per annum (based upon the Company’s Leverage Ratio) multiplied by the amount of funds available for borrowing under the Revolving Facility.

The terms of the Credit Facility require the Company to make an annual prepayment in an amount that may range from 0% to 50% of the Company’s “excess cash flow” (as such term is defined in the Credit Agreement) depending on the Company’s Leverage Ratio for any fiscal year.  Prepayments are also required to be made in other circumstances, including upon asset sales.  The Company may make optional prepayments of loans under the Credit Facility, in whole or in part, subject to the Company paying a LIBOR-based breakage fee in connection with any prepayment of LIBOR-based borrowings on a day other than the last day of the relevant interest period for that borrowing.

The terms of the Credit Facility require the Company to comply with financial and nonfinancial covenants, including maintaining a specified Leverage Ratio at the end of each fiscal quarter and complying with specified annual limits on capital expenditures.  The Company is required to maintain a Leverage Ratio of less than 4.40 to 1 for the fiscal quarters ending March 31, 2007 and June 30, 2007, 4.10 to 1 for the fiscal quarter ending September 30, 2007 and 3.40 to 1 for the fiscal quarter ending December 31, 2007.  The Leverage Ratio continues to decline over the term of the Credit Facility, as set forth in the Credit Agreement.  The Credit Facility also contains nonfinancial covenants that restrict some of the Company’s corporate activities, including its ability to dispose of assets, incur additional debt, pay dividends, create liens, make investments, make capital expenditures and engage in specified transactions with affiliates.  Noncompliance with any of the financial or nonfinancial covenants without cure or waiver would constitute an event of default under the Credit Facility.  An event of default resulting from a breach of a financial or nonfinancial covenant may result, at the option of the lenders, in an acceleration of the principal and interest outstanding, and a termination of the Revolving Facility.  The Credit Facility also contains other customary events of default (subject to specified grace periods), including defaults based on events of bankruptcy and insolvency, nonpayment of principal, interest or fees when due, breach of specified covenants, change in control and material inaccuracy of representations and warranties.

Item 8.01.         Other Events.

The Registrant has declared a Special Dividend of $4.00 per share, payable on April 12, 2007 to stockholders of record on April 9, 2007.  A copy of the Registrant’s press release announcing the Special Dividend is attached to this report as Exhibit 99.2.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99.1

Credit Agreement, dated as of March 28, 2007, by and among Transaction Network Services, Inc., Registrant, the several financial institutions from time to time party thereto as Lenders and General Electric Capital Corporation, as Agent, L/C Issuer and a Lender, with GECC Capital Markets Group, Inc., as sole Lead Arranger.

Exhibit 99.2	Press release issued on March 29, 2007 by TNS, Inc. announcing a special dividend of $4 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNS, INC.

Dated: March 29, 2007	By:	/s/ HENRY H. GRAHAM, JR.
Henry H. Graham, Jr.
Chief Executive Officer

Exhibit Index

Exhibit
Number	Description
99.1

Credit Agreement, dated as of March 28, 2007, by and among Transaction Network Services, Inc., Registrant, the several financial institutions from time to time party thereto and General Electric Capital Corporation, as Agent, L/C Issuer and a Lender, with GECC Capital Markets Group, Inc., as sole Lead Arranger.

99.2	Press release issued on March 29, 2007 by TNS, Inc. announcing a special dividend of $4 per share.